FOR IMMEDIATE RELEASE

Wipro-Spectramind to offer integrated suite of BPO services
Wipro concludes Spectramind acquisition transaction

August 1, 2002: Wipro Limited (NYSE:WIT) announced that it had concluded the transaction for acquisition of 66% stake in Spectramind e-Services Private Limited on July 31,2002. Post this acquisition, Wipro’s aggregate interest in Spectramind is around 90% of all outstanding equity shares, including convertible preference shares.

With this strategic acquisition, Wipro Technologies, the global IT services division of Wipro Limited, along with Spectramind will offer integrated solutions for all BPO needs of clients worldwide. Wipro’s strengths as a leader in IT Services quality, in terms of SEI-CMM, SEI-PCMM, SEI-CMMi and Six Sigma based processes, will be complemented by Spectramind’s leadership as India’s largest third party IT enabled services company and the first Indian company to achieve COPC certification using Six Sigma platform.

Spectramind, with its 2700 strong team, addresses the BPO needs of its 7 global customers covering over 28 processes. Wipro Technologies was already providing technology intensive secondary and tertiary customer support services. With the acquisition of Spectramind, Wipro has strengthened its BPO offerings with the inclusion of Backroom Processing Services and Customer Contact Services to its portfolio of services.

Wipro will deliver value to its BPO clients in three stages:

•	Improved cost efficiencies by moving operations offshore

•	Improved process efficiencies and continuous process improvements by using Six-Sigma tools.

•	Process optimization by re-engineering comprising redesigning the process and by changing the IT solution that supports the process.

“The addition of the new services will enhance the value of our customer relationships as they can rely on our experience and processes for these services as well,” said Vivek Paul, CEO of Wipro Technologies. “Our initiatives such as Six Sigma and CMMi have helped raise the quality expectations of our clients, and we are happy that now they will derive the same quality standards for BPO as well using Six Sigma, Kaizen and COPC” he added.

BPO is a key strategic initiative for Wipro and is expected to be a key growth driver. The Industry data and analyst reports indicate that India is likely to grow as a destination of choice for IT Enabled Services. The revenue from ITES out of India grew at 69% over the previous year to $ 1495 million in 2001-02. Within ITES, the fastest growing segment was customer interaction or call centers, which grew at 123%. This segment is expected to grow to $ 21 billion by 2007-08.

About Wipro Limited

Wipro Limited is the first PCMM Level 5 and SEI CMM Level certified IT Services Company globally. Wipro provides comprehensive IT solutions and services, including systems integration, Information Systems outsourcing, package implementation, software application development and maintenance, and research and development services to corporations globally.

In the Indian market, Wipro is a leader in providing IT solutions and services for the corporate segment in India offering system integration, network integration, software solutions and IT services. Wipro also has profitable presence in niche market segments of consumer products and lighting. In the Asia Pacific and Middle East markets, Wipro provides IT solutions and services for global corporations.

Wipro’s ADSs are listed on the New York Stock Exchange, and its equity shares are listed in India on the Stock exchange — Mumbai, and the National Stock Exchange, among others.

For more information, please visit our websites at www.wipro.com

Forward-looking and cautionary statements

Certain statements in this release concerning our future growth prospects are forward-looking statements which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding fluctuations in earnings, our ability to manage growth, intense competition in IT services including those factors which may affect our cost advantage, wage increases in India, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, restrictions on immigration, our ability to manage our international operations, reduced demand for technology in our key focus areas, disruptions in telecommunication networks, our ability to successfully complete and integrate potential acquisitions, liability for damages on our service contracts, the success of the companies in which Wipro has made strategic investments, withdrawal of fiscal governmental incentives, political instability, legal restrictions on raising capital or acquiring companies outside India, unauthorized use of our intellectual property and general economic conditions affecting our industry. Additional risks that could affect our future operating results are more fully described in our filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. Wipro may, from time to time, make additional written and oral forward-looking statements, including statements contained in the company’s filings with the Securities and Exchange Commission and our reports to shareholders. Wipro does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

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